Exhibit 99.A

SCHEDULE A

Transactions in Securities of the Issuer During the Past Sixty Days

Reporting Person	Date of Transaction	Number of Shares Acquired	Price Per Share*	Low Price	High Price
Juniper Targeted Opportunity Fund, L.P.	March 3, 2025	10,000	$16.93	$16.86	$16.99
Juniper Targeted Opportunity Fund, L.P.	March 10, 2025	18,644	$16.82	$16.50	$16.98
Juniper Targeted Opportunity Fund, L.P.	March 11, 2025	10,016	$16.73	$16.52	$16.79
Juniper Targeted Opportunity Fund, L.P.	March 13, 2025	31,000	$16.47	$16.18	$16.59
Juniper Targeted Opportunity Fund, L.P.	March 17, 2025	894	$16.41	$16.41	$16.41
Juniper Targeted Opportunity Fund, L.P.	March 20, 2025	3,358	$16.60	$16.60	$16.60
Juniper Targeted Opportunity Fund, L.P.	March 21, 2025	489	$16.49	$16.47	$16.49
Juniper Targeted Opportunity Fund, L.P.	March 25, 2025	6,000	$16.49	$16.46	$16.50
Juniper Targeted Opportunity Fund, L.P.	March 26, 2025	19,213	$16.29	$16.23	$16.35
Juniper Targeted Opportunity Fund, L.P.	March 27, 2025	8,909	$16.21	$16.13	$16.25
Juniper Targeted Opportunity Fund, L.P.	March 28, 2025	30,402	$15.97	$15.86	$16.06
Juniper Targeted Opportunity Fund, L.P.	March 31, 2025	61,200	$16.22	$15.76	$16.41
Juniper Targeted Opportunity Fund, L.P.	April 1, 2025	31,400	$16.10	$15.97	$16.20
Juniper Targeted Opportunity Fund, L.P.	April 2, 2025	56,268	$16.14	$15.80	$16.30
Juniper Targeted Opportunity Fund, L.P.	April 3, 2025	58,558	$15.75	$15.53	$15.98
Juniper Targeted Opportunity Fund, L.P.	April 4, 2025	33,800	$14.75	$14.53	$14.96
Juniper Targeted Opportunities, L.P.	April 8, 2025	20,700	$14.52	$14.12	$14.75
Juniper Targeted Opportunities, L.P.	April 9, 2025	30,400	$14.64	$13.80	$15.00

*The Price Per Share reported above is a weighted average price. The Shares were acquired in multiple transactions at a range of prices as reflected in the table above. Upon request, the Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the SEC full information regarding the Shares purchased at each separate price within the ranges set forth above.